Exhibit 99.2

TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

THIS PAGE INTENTIONALLY LEFT BLANK

Ernst & Young AG Maagplatz 1 P.O. Box 8005 Zurich	Phone: +41 58 286 31 11 Fax: +41 58 286 30 04 www.ey.com/ch

To the General Meeting of
Transocean Ltd., Steinhausen
Zurich, February 21, 2018

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the financial statements of Transocean Ltd., which comprise the statement of operations, balance sheet and notes (pages SR-3 to SR-11), for the year ended December 31, 2017.

Board of Directors’ Responsibility

The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation.  This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error.  The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with Swiss law and Swiss Auditing Standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system.  An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements for the year ended December 31, 2017 comply with Swiss law and the company’s articles of incorporation.

Report on Key Audit Matters based on the circular 1/2015 of the Federal Audit Oversight Authority

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period.  These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.  For the matter below, our description of how our audit addressed the matter is provided in that context.

We have fulfilled the responsibilities described in the Auditor’s responsibilities section of our report, including in relation to this matter.  Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements.  The results of our audit procedures, including the procedures performed to address the matter below, provide the basis for our audit opinion on the accompanying financial statements.

Impairment assessment of investments in subsidiaries
Area of emphasis

Transocean Ltd. evaluates its investments in subsidiaries for impairment annually and records an impairment loss when the carrying amount of such assets exceeds the recoverable amount.  The assessment of the existence of any indicators of impairment of the carrying amount of investments in subsidiaries is judgmental.  In the event that indicators of impairment are identified, the assessment of the recoverable amounts is also judgmental and requires estimation and the use of subjective assumptions.

Transocean Ltd. measures the recoverable amount of its investments in subsidiaries by applying a variety of valuation methods, incorporating a combination of income and market approaches and using projected discounted cash flows.

The primary risks are identifying impairment indicators, inaccurate models being used for the impairment assessment, and that the assumptions to support the value of the investments are inappropriate.  The principal consideration for our determination that the impairment assessment of investments in subsidiaries is a key audit matter is the subjectivity in the assessment of the recoverable amounts which requires estimation and the use of subjective assumptions.

See note 3 to these financial statements for Transocean Ltd.’s disclosures related to investment in subsidiaries.

Our audit response

Our audit procedures related to the key audit matter of the impairment assessment of investments in subsidiaries included the following procedures:

We performed inquiries of management about the current market conditions supporting the evaluation of potential impairment indicators, tested the key assumptions used, and performed procedures on Transocean Ltd.’s prospective financial information.

We involved valuation specialists to assist in the evaluation of management’s valuation models and impairment analyses, specifically in testing key assumptions and prospective financial information.

We performed procedures to assess the valuation models for evidence of management bias considering contrary evidence from third party analyst reports and press releases.

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a paragraph 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd.
/s/ Jolanda Dolente	/s/ Jennifer Mathias
Jolanda Dolente	Jennifer Mathias
Licensed audit expert	Certified public accountant
(Auditor in charge)

TRANSOCEAN LTD.

STATEMENTS OF OPERATIONS

(In thousands)

	Years ended December 31,
	2017		2016
Income
Guarantee fee income	chf	1,401	chf	1,495
Financial income		5		27
Total income		1,406		1,522

Costs and expenses
General and administrative		28,408		47,979
Depreciation		27		24
(Gain) loss on currency exchange		(327)		8,149
Financial expense		929		8,167
Total costs and expenses		29,037		64,319

Loss on impairment		(440,372)		—
Loss on sale of subsidiary		—		(1,242)
Direct taxes		1		—

Net loss for the period	chf	(468,002)	chf	(64,039)

See accompanying notes.

TRANSOCEAN LTD.

BALANCE SHEETS

(in thousands)

	December 31,
	2017		2016
Assets
Cash	chf	3,455	chf	16,793
Receivables from subsidiaries		6,416		8,576
Other current assets		6,818		881
Total current assets		16,689		26,250

Investment in subsidiaries		6,114,795		6,555,167

Property and equipment		1,382		1,446
Less accumulated depreciation		1,353		1,389
Property and equipment, net		29		57

Other non-current assets		1,436		100
Total non-current assets		6,116,260		6,555,324
Total assets	chf	6,132,949	chf	6,581,574

Liabilities and shareholders’ equity
Accounts payable to subsidiaries	chf	25,449	chf	32,104
Interest payable to subsidiaries		309		1,572
Other current liabilities		5,107		21,628
Total current liabilities		30,865		55,304

Long‑term interest bearing note payable to subsidiary		52,157		7,344
Other non‑current liabilities		—		997
Total non‑current liabilities		52,157		8,341

Share capital		39,480		39,480
Statutory capital reserves from capital contribution		11,403,842		11,403,893
Statutory capital reserve from capital contribution for shares held by subsidiaries		71,639		71,588
Accumulated loss
Accumulated loss brought forward from previous years		(4,997,032)		(4,932,993)
Net loss for the period		(468,002)		(64,039)
Total shareholders’ equity		6,049,927		6,517,929
Total liabilities and shareholders’ equity	chf	6,132,949	chf	6,581,574

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (the “Company”, “we”, “us”, or “our”) is the parent company of Transocean Inc., Transocean Management Ltd., and Transocean Management Services GmbH., our wholly owned subsidiaries.   Transocean Ltd. is registered with the commercial register in the canton of Zug, and its shares are listed on the New York Stock Exchange.  At December 31, 2017 and 2016,  we had less than 10 full‑time employees.

Note 2—Significant Accounting Policies

Presentation—We have prepared our unconsolidated statutory financial statements in accordance with the accounting principles as set out in Art. 957 to Art. 963b, of the Swiss Code of Obligations (the “CO”).    Since we have prepared our consolidated financial statements in accordance with U.S. generally accepted accounting standards, a recognized accounting standard, we have, in accordance with the CO, elected to forego presenting the statement of cash flows, the additional disclosures and the management report otherwise required by the CO.  Our financial statements may be influenced by the creation and release of excess reserves.

Currency—We maintain our accounting records in U.S. dollars and translate them into Swiss francs for statutory reporting purposes.  We translate into Swiss francs our assets and liabilities that are denominated in non-Swiss currencies using the year‑end currency exchange rates, except prior‑year transactions for our investments in subsidiaries and our shareholders’  equity, which are translated at historical exchange rates.  We translate into Swiss francs our income statement transactions that are denominated in non-Swiss currencies using the average currency exchange rates for the year.

Our principal exchange rates were as follows:

	Average exchange rates for the years ended December 31,		Exchange rates at December 31,
	2017	2016	2017	2016
CHF / USD	0.99	0.98	0.97	1.02
CHF / GBP	1.26	1.35	1.31	1.26
CHF / NOK	0.12	0.12	0.12	0.12

We recognize realized currency exchange and translation gains and losses arising from business transactions and net unrealized currency exchange and translation losses in current period earnings.   We defer net unrealized currency exchange and translation gains and record such deferred gains in other current liabilities.

Cash—We hold  cash balances, denominated in Swiss francs and U.S. dollars, which include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Investments in subsidiaries—We record our investments in subsidiaries at acquisition cost less adjustments for impairment of value.  We evaluate our investments in subsidiaries for impairment annually and record an impairment loss when the carrying amount of such assets exceeds the fair value.  We estimate fair value of our investments using a variety of valuation methods, including the income and market approaches.  Our estimates of fair value represent a price that would be received to sell the asset in an orderly transaction between market participants in the principal market for the asset.

Own shares—We recognize own shares at acquisition cost, which we present as a deduction from shareholders’ equity at the time of acquisition.  For own shares held by subsidiaries, we build a reserve for shares in equity at the respective acquisition costs.

Related parties—In the meaning of the CO, we consider related parties to be only shareholders, direct and indirect subsidiaries, and the board of directors.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 3—Investment in Subsidiaries

Direct Investments—Our direct investments in subsidiaries were as follows (in thousands, except percentages and share capital):

Company name	Purpose	Domicile	Ownership and voting interest	Share capital		Carrying amount as of December 31,
						2017		2016
Transocean Inc.	Holding	Cayman Islands	100%	usd	0.01	chf	6,114,687	chf	6,555,059
Transocean Management Ltd.	Management and administration	Switzerland	90%	chf	100.00	chf	90	chf	90
Transocean Management Services GmbH	Management and administration	Switzerland	90%	chf	20.00	chf	18	chf	18

On May 30, 2016,  we sold Transocean Services AS to one of our indirect subsidiaries and, accordingly, it is no longer our direct investment.  On October 4, 2016, we contributed capital of CHF 18,000 for 90 percent quota to form Transocean Management Services GmbH to perform management and administration services.

Impairments—In the year ended December 31, 2017,  as a result of our annual impairment test, we determined that the carrying amounts of our investments in subsidiaries were impaired, and, as a result, we recognized an aggregate loss of CHF 440 million and released excess reserves in amount of CHF 511 million associated with the impairment of our investment in Transocean Inc.  In the year ended December 31, 2016,  as a result of our annual impairment test, we determined that the carrying amounts of our investments in subsidiaries were not impaired.

Principal indirect investments—Our  principal indirect investments in subsidiaries were as follows:

December 31, 2017			December 31, 2016
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Deepwater Pacific 1 Inc.	British Virgin Islands	100%	Deepwater Pacific 1 Inc.	British Virgin Islands	100%
Global Marine Inc.	United States	100%	Global Marine Inc.	United States	100%
GSF Leasing Services GmbH	Switzerland	100%	GSF Leasing Services GmbH	Switzerland	100%
Sedco Forex Holdings Limited	Cayman Islands	100%	Sedco Forex Holdings Limited	Cayman Islands	100%
Sedco Forex International Inc.	Cayman Islands	100%	Sedco Forex International Inc.	Cayman Islands	100%
Transocean Conqueror Limited	Cayman Islands	100%
Transocean Deepwater Drilling Services Limited	Cayman Islands	100%	Transocean Deepwater Drilling Services Limited	Cayman Islands	100%
Transocean Drilling Offshore S.a.r.l	Luxembourg	100%	Transocean Drilling Offshore S.a.r.l	Luxembourg	100%
Transocean Drilling U.K. Limited	Scotland	100%	Transocean Drilling U.K. Limited	Scotland	100%
Transocean Financing GmbH	Switzerland	100%	Transocean Financing GmbH	Switzerland	100%
Transocean Holdings 1 Limited	Cayman Islands	100%	Transocean Holdings 1 Limited	Cayman Islands	100%
Transocean Holdings 2 Limited	Cayman Islands	100%	Transocean Holdings 2 Limited	Cayman Islands	100%
Transocean Holdings 3 Limited	Cayman Islands	100%	Transocean Holdings 3 Limited	Cayman Islands	100%
Transocean Hungary Holdings LLC	Hungary	100%	Transocean Hungary Holdings LLC	Hungary	100%
Transocean Norway Drilling AS	Norway	100%	Transocean Norway Drilling AS	Norway	100%
Transocean Offshore Deepwater Drilling Inc.	United States	100%	Transocean Offshore Deepwater Drilling Inc.	United States	100%
Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%	Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%
Transocean Offshore Holdings Limited	Cayman Islands	100%	Transocean Offshore Holdings Limited	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Cayman Islands	100%	Transocean Offshore International Ventures Limited	Cayman Islands	100%
Transocean Partners Holdings Limited	Cayman Islands	100%	Transocean Partners Holdings Limited	Cayman Islands	100%
Transocean Phoenix 2 Limited	Cayman Islands	100%	Transocean Phoenix 2 Limited	Cayman Islands	100%
Transocean Proteus Limited	Cayman Islands	100%	Transocean Proteus Limited	Cayman Islands	100%
Transocean Entities Holdings GmbH	Switzerland	100%	Transocean Entities Holdings GmbH	Switzerland	100%
Transocean Worldwide Inc.	Cayman Islands	100%	Transocean Worldwide Inc.	Cayman Islands	100%
Triton Asset Leasing GmbH	Switzerland	100%	Triton Asset Leasing GmbH	Switzerland	100%
Triton Hungary Investments 1 LLC	Hungary	100%	Triton Hungary Investments 1 LLC	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Switzerland	100%	Triton Nautilus Asset Leasing GmbH	Switzerland	100%

In the year ended December 31, 2017, we formed Transocean Conqueror Limited in connection with the issuance of senior secured notes.  See Note 7— Guarantees and Commitments.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 4—Shareholders’ Equity

Overview—Changes in our shareholder’s equity were as follows (in thousands):

	Share capital			Statutory capital reserves				Free reserves
	Shares	Amount		from capital contribution		from capital contribution for shares held by subsidiaries (a)		Dividend reserve from capital contribution		Accumulated loss		Own shares against capital reserve from capital contribution		Total shareholders’ equity
Balance at December 31, 2015	373,831	chf	5,607,459	chf	9,522,987	chf	70,093	chf	—	chf	(8,682,993)	chf	(256,949)	chf	6,260,597
Reduction of share capital	—		(5,313,414)		1,563,414		—		—		3,750,000		—		—
Cancellation of own shares	(2,863)		(256,949)		—		—		—		—		256,949		—
Issuance of shares to subsidiary	23,834		2,384		318,987		—		—		—		—		321,371
Excess shares held by subsidiary	—		—		(1,292)		1,292		—		—		—		—
Own share transactions	—		—		(203)		203		—		—		—		—
Net loss	—		—		—		—		—		(64,039)		—		(64,039)
Balance at December 31, 2016	394,802	chf	39,480	chf	11,403,893	chf	71,588	chf	—	chf	(4,997,032)	chf	—	chf	6,517,929
Own share transactions	—		—		(51)		51		—		—		—		—
Net loss	—		—		—		—		—		(468,002)		—		(468,002)
Balance at December 31, 2017	394,802	chf	39,480	chf	11,403,842	chf	71,639	chf	—	chf	(5,465,034)	chf	—	chf	6,049,927

_______________________

(a)

The statutory capital reserve from capital contribution for shares held by subsidiaries represents the aggregate cost of own shares held indirectly by Transocean Ltd. through Transocean Inc.  During the years ended December 31, 2017 and 2016, Transocean Inc. withheld 5,630 and 20,699 own shares, respectively, through a broker arrangement and limited to statutory tax in satisfaction of withholding taxes due by our employees upon the vesting of equity awards granted under our Long-Term Incentive Plan.  For the years ended December 31, 2017 and 2016, the aggregate value of own share transactions was CHF 51 thousand and CHF 203 thousand, respectively.  See Note 5—Own Shares.

Authorized share capital—In May 2014, at our annual general meeting, our shareholders approved an authorized share capital in the amount of CHF 337 million, authorizing the issuance of a maximum of 22.5 million fully paid‑in shares with a par value of CHF 15 per share at any time until May 16, 2016.  On October 29, 2015, at our extraordinary general meeting, our shareholders approved the reduction of the par value of each of our shares to CHF 0.10 from the original par value of CHF 15.  Consequently,  the previously approved authorized share capital in the amount of CHF 337 million has been reduced to CHF 2 million, authorizing the issuance of a maximum of 22.2 million fully paid‑in shares with a par value of CHF 0.10 per share.  In May 2016, at our annual general meeting, our shareholders approved an authorized share capital in the amount of CHF 2.2 million, authorizing the issuance of a maximum of 22.3 million fully paid‑in shares with a par value of CHF 0.10 per share at any time until May 12, 2018.

Conditional share capital—Our articles of association provide for a conditional share capital that permits us to issue up to 143.8 million additional shares without obtaining additional shareholder approval.  The shares may be issued under the following circumstances:

(1)

through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for our shares or the shares of one of our group companies or any of their respective predecessors; or

(2)	in connection with the issuance of shares, options or other share‑based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into, exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances.  In connection with the issuance of shares, options or other share‑based awards to directors, employees, contractors, consultants or other persons providing services to us, the preemptive rights and the advance subscription rights of shareholders are excluded.

On July 31, 2016, we and TPHL entered into an option agreement, as amended on November 22, 2016, pursuant to which we granted TPHL the right to acquire from us a number of our shares in connection with its merger with TPLLC, pursuant to which, the publicly held common units of TPLLC not owned by TPHL were exchanged for the right to receive our shares.  On December 6, 2016, TPHL exercised its right to receive 23.8 million of our shares, which we issued from our conditional share capital, and paid to us USD 318 million, as required under the option agreement.  Following the completion of the merger, TPHL held 95,830 of our shares.

Qualified capital loss—As presented on our interim balance sheet, dated July 31, 2015, included in our proxy statement for our extraordinary general meeting on October 29, 2015, we determined that our net assets cover less than 50 percent of our statutory share capital and statutory capital reserves.  Under Swiss law, the board of directors convened a general meeting of shareholders and proposed

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

measures that remediate such capital loss.  On October 29, 2015, at our extraordinary general meeting, our shareholders approved the reduction of the par value of each of our shares to CHF 0.10 from the original par value of CHF 15.00 and allocated CHF 3.75 billion of the aggregate par value reduction amount to reduce our accumulated net loss.  Effective January 7, 2016, our qualified capital loss was effectively remediated upon establishment of a public deed of compliance for our par value reduction and registration in the commercial register.

Note 5—Own Shares

Overview—The following is a summary of changes in the registered shares (i) that were repurchased under our share repurchase program for cancellation purposes, and (ii) held by Transocean Inc. and TPHL, to satisfy obligations under our share-based compensation plans (in thousands, except percentages):

	Own shares	Total shares issued	Percentage of shares issued
Balance at December 31, 2015	9,786	373,831	2.62%
Transfers under share‑based compensation plans	(1,589)
Cancellation of treasury shares	(2,863)
Issuance of shares under option agreement with subsidiary	96
Balance at December 31, 2016	5,430	394,802	1.38%
Transfers under share‑based compensation plans	(1,880)
Balance at December 31, 2017	3,550	394,802	0.90%

Share repurchase program—In May 2009, at our annual general meeting, our shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.5 billion, equivalent to approximately USD 3.4 billion.   At December 31 2015, we held 2.9 million of our shares, repurchased under the share repurchase program, with an aggregate carrying amount of CHF 257 million.  On October 29, 2015, at our extraordinary general meeting, our shareholders approved the cancellation of all shares that had been repurchased under the share repurchase program.  Effective January 7, 2016, such shares were cancelled upon registration in the commercial register.

Shares held by subsidiaries—Transocean Inc. and TPHL hold our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares.   In the year ended December 31, 2017 and 2016, we transferred 1.9 million and 1.6 million shares, respectively, at historical cost, from the own shares held by Transocean Inc. to satisfy obligations under our share‑based compensation plans.  In the years ended December 31, 2017  and 2016, we received cash proceeds of less than CHF 1 million, in connection with own shares transferred in exchange for equity awards exercised or withheld for taxes under our share‑based compensation plans.

Note 6—Share Ownership

Significant shareholders—Certain significant shareholders have reported to us that they held, directly or through their affiliates, the following beneficial interests in excess of 5 percent of our issued share capital (in thousands, except percentages):

December 31, 2017			December 31, 2016
Name	Number of shares	Percentage of issued share capital	Name	Number of shares	Percentage of issued share capital
BlackRock, Inc.	35,420	9.10%	Vanguard	39,972	10.27%
Vanguard	33,345	8.52%	BlackRock, Inc.	22,962	5.90%
			State Street Corporation	19,715	5.06%

See Note 10—Subsequent Events.

Own shares—At December 31, 2017 and 2016, we held, indirectly through Transocean Inc. and TPHL,  3.6 million and 5.4 million registered shares, respectively, representing 0.9 percent and 1.4 percent, respectively, of our issued share capital.    See Note 5—Own Shares.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Shares held by board members—The number of shares held, including shares privately held,  by members of our board of directors were as follows:

	December 31, 2017		December 31, 2016
Name	Vested shares and unvested share units	Stock options and stock appreciation rights	Vested shares and unvested share units	Stock options and stock appreciation rights
Merrill A. “Pete” Miller, Jr.	82,753	—	52,882	—
Glyn A. Barker	71,761	—	52,460	—
Vanessa C.L. Chang	69,455	—	48,154	—
Frederico F. Curado	60,013	—	40,712	—
Chad Deaton	66,755	—	47,454	—
Tan Ek Kia	69,523	—	50,222	—
Vincent J. Intrieri	55,253	—	35,952	—
Martin B. McNamara	108,276	—	88,975	—
Samuel Merksamer	65,989	—	46,688	—
Edward R. Muller	85,139	—	69,838	3,820
Jeremy D. Thigpen	1,115,235	451,575	883,012	233,957
Total	1,850,152	451,575	1,416,349	237,777

Shares held by the executive management team—Our executive management team consists of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Executive Vice President and Chief Operating Officer.    The number of shares held, including shares privately held, by members of our executive management team and their conditional rights to receive shares under our share‑based compensation plans  were as follows:

	December 31, 2017					December 31, 2016
Name	Number of shares held	Number of granted share units vesting in 2018	Number of granted share units vesting in 2019	Number of granted share units vesting in 2020	Total shares and share units	Number of shares held	Number of granted share units vesting in 2017	Number of granted share units vesting in 2018	Number of granted share units vesting in 2019	Total shares and share units
Jeremy D. Thigpen	156,784	471,428	270,586	37,633	936,431	65,197	338,303	433,796	45,716	883,012
Mark L. Mey	95,204	223,977	116,301	16,258	451,740	41,856	160,262	207,720	19,157	428,995
John Stobart	84,854	169,379	116,747	16,318	387,298	37,266	102,212	153,062	19,244	311,784
Total	336,842	864,784	503,634	70,209	1,775,469	144,319	600,777	794,578	84,117	1,623,791

In each of the table above, the number of granted share units vesting in future years represents the vesting of previously granted service awards and performance awards in the form of share units.

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2017					December 31, 2016
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2018	Number of granted stock options vesting in 2019	Number of granted stock options vesting in 2020	Total vested and unvested stock options	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2017	Number of granted stock options vesting in 2018	Number of granted stock options vesting in 2019	Total vested and unvested stock options
Jeremy D. Thigpen	77,985	150,525	150,525	72,540	451,575	—	77,985	77,986	77,986	233,957
Mark L. Mey	32,679	64,017	64,017	31,337	192,050	—	32,679	32,680	32,680	98,039
John Stobart	71,425	64,281	64,282	31,453	231,441	38,597	32,828	32,828	32,829	137,082
Total	182,089	278,823	278,824	135,330	875,066	38,597	143,492	143,494	143,495	469,078

Shares granted—We granted the following service awards and performance awards to members of our board, members of our executive management team and employees:

	December 31, 2017			December 31, 2016
Name	Number of share units granted	Value of share units		Number of share units granted	Value of share units
Board members	203,580	chf	2,134,778	212,777	chf	1,928,824
Executive management team	559,932		8,381,144	757,053		7,866,743
Employees	6,910		91,086	25,011		211,038
Total	770,422	chf	10,607,008	994,841	chf	10,006,605

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 7—Guarantees and Commitments

Transocean Inc. and other indirect subsidiaries debt obligations—Transocean Inc., Transocean Phoenix 2 Limited (“TP2L”) and Transocean Proteus Limited (“TPTL”) have each issued certain debt securities or entered into other debt instruments, including notes, revolving credit facilities, debentures, surety bonds and letters of credit.  We have guaranteed certain of these debt securities or other debt instruments.  With certain exceptions under the indentures of the senior secured notes issued by our subsidiaries, we are not subject to any significant restrictions on our ability to obtain funds from our consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2017 and 2016, the aggregate carrying amount of debt that we have guaranteed was USD 6.2 billion and USD 7.5 billion,  respectively, equivalent to approximately CHF 6.0 billion and CHF 7.6 billion, respectively.    See Note 10—Subsequent Events.

Macondo well litigation settlement obligations—On January 3, 2013, certain of our wholly‑owned subsidiaries reached agreements with the U.S. Department of Justice (“DOJ”) to resolve certain matters arising from the Macondo well incident.  The agreements included a criminal plea (the “Plea Agreement”), pursuant to which one of our subsidiaries pled guilty to one misdemeanor count of negligently discharging oil in the U.S. Gulf of Mexico, in violation of the U.S. Clean Water Act, and a civil consent decree (the “Consent Decree”), which resolved certain claims by the DOJ, the U.S. Environmental Protection Agency (the “EPA”) and the U.S. Coast Guard against certain of our subsidiaries (the “Transocean Defendants”) and certain incidents of noncompliance that were alleged by the U.S. Bureau of Safety and Environmental Agency.

As part of this resolution, under the terms of the Plea Agreement and the Consent Decree, certain of our subsidiaries agreed to pay USD 1.4 billion, equivalent to approximately CHF 1.3 billion, in fines, recoveries and civil penalties, excluding interest, payable in installments through February 2017.  We guaranteed the scheduled installments and other obligations required of the Transocean Defendants under the Plea Agreement and the Consent Decree.    In connection with our guarantee, the Transocean Defendants agreed to pay to us a guarantee fee.  The guarantee fee is paid annually, beginning on January 1, 2014 through 2018, and is equivalent to 1.76 percent of the weighted average daily outstanding balance due by the Transocean Defendants over the prior year.  In the years ended December 31, 2017 and 2016, we recognized guarantee fee income of less than CHF 1 million and CHF 2 million, respectively.

On February 25, 2013, certain of our subsidiaries (the “Respondents”) and the EPA entered into an administrative agreement (the “EPA Agreement”).  The EPA Agreement resolved all matters relating to suspension, debarment and statutory disqualification arising from the matters contemplated by the Plea Agreement.  We guaranteed the compliance obligations required of the Respondents under the EPA Agreement.    In 2016, Transocean approached the EPA Suspension and Debarment Division (“EPA SDD”) to request the early termination of the EPA Agreement in light of Transocean’s successful performance of its obligations under the EPA Agreement.  After discussions between Transocean and the EPA SDD in 2016 and early 2017, the EPA Suspension and Debarment Official granted Transocean’s request.  The EPA Agreement was terminated effective as of June 21, 2017.

Norway tax investigations and trial—Norwegian civil tax authorities previously challenged certain transactions undertaken by our subsidiaries in 1999, 2001 and 2002.  On June 26, 2014, the Norwegian district court in Oslo ruled that our subsidiary was liable for the civil tax assessment but waived all penalties and interest.  On January 9, 2017, the Norwegian appeal court in Oslo ruled entirely in favor of the Transocean subsidiaries and overturned the district court with respect to the remaining question of principal tax obligations.  On February 10, 2017, the tax authorities filed an appeal with the Norwegian Supreme Court.  On June 16, 2017, the Norwegian Supreme Court rejected the appeal, formally closing the dispute in favor of our subsidiaries.

Transocean Management Ltd. office lease obligation—Transocean Management Ltd., has a continuing lease obligation for its former principal offices in Vernier, Switzerland.  Under an uncommitted line of credit, Transocean Ltd. issued a surety bond in the full amount of the lease obligation.  At December 31, 2017 and 2016, our guarantee for the Transocean Management Ltd. lease obligation was CHF 460,000.

Note 8—Contingencies

U.S. Gulf of Mexico Macondo well incident—On April 22, 2010, the ultra‑deepwater floater Deepwater Horizon, a rig owned and operated by certain of our indirect wholly owned subsidiaries (the “Macondo Subsidiaries”), sank after a blowout of the U.S. Gulf of Mexico Macondo well caused a fire and explosion on the rig off the coast of Louisiana.  The Macondo Subsidiaries have been named in lawsuits related to the Macondo well incident.  A significant portion of the contingencies arising from the Macondo well incident has now been resolved or is pending release of funds from escrow.    We believe the most notable remaining claims against the Macondo Subsidiaries arising from the Macondo well incident are the 30 settlement class opt outs from the PSC Settlement Agreement.

Federal securities claims—On September 30, 2010, a proposed federal securities class action was filed against us in the U.S. District Court for the Southern District of New York.  In the action, a former shareholder of the acquired company alleged that the joint proxy statement relating to our shareholder meeting in connection with the merger with the acquired company violated various securities laws and that the acquired company’s shareholders received inadequate consideration for their shares as a result of the alleged violations.  On March 11, 2014, the District Court for the Southern District of New York dismissed the claims as time-barred.  Plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit (the “Second Circuit”), but on March 17, 2016, the Second Circuit affirmed the dismissal.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Plaintiffs filed a petition for writ of certiorari with the U.S. Supreme Court on August 12, 2016.  On June 27, 2017, the petition was denied and the dismissal is now final.

Swiss value added tax—We are one of a group of Swiss entities, which are jointly and severally liable for the whole Swiss value added tax amount due to the Swiss tax authorities by this group.

Note 9—Related Party Transactions

Transocean Inc. and Transocean Partners Holdings Limited—Transocean Inc. and TPHL hold our shares to satisfy, on our behalf, our obligation to deliver shares in connection with awards granted under our incentive plans, warrants or other right to acquire our shares.  At December 31, 2017 and 2016, Transocean Inc. and TPHL held 3.6 million and 5.4 million of our shares, respectively.

We and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement dated June 1, 2011, establishing a USD 2.0 billion revolving credit facility.  At December 31, 2017 and 2016, we had borrowings of USD 53.2 million and USD 7.2 million, respectively, equivalent to approximately CHF 52.2 million and CHF 7.3 million,  respectively, outstanding under the revolving credit facility.  At December 31, 2017 and 2016, the variable interest rate on the outstanding borrowings was 2.50 percent and 2.25 percent, respectively.

Other subsidiaries—Our subsidiaries perform on our behalf certain general and administrative services, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions.  In the years ended December 31, 2017 and 2016,  we recognized such costs of CHF 10 million and CHF 15 million, respectively, recorded in general and administrative costs and expenses.

Note 10—Subsequent Events

Business combination— On August 13, 2017, we entered into the Transaction Agreement with Songa Offshore SE, a European public company limited by shares, or societas Europaea, existing under the laws of Cyprus (“Songa”), pursuant to which we agreed to offer to acquire all of the issued and outstanding shares of Songa through the Offer in exchange for consideration per Songa share, consisting of (i) 0.3572  newly issued shares of Transocean Ltd. and (ii) approximately USD 2.99726  principal amount of 0.5% Exchangeable Senior Bonds due January 2023 (the “Exchangeable Bonds”) to be issued by Transocean Inc.  Additionally, each Songa shareholder could elect to receive a cash payment of NOK 47.50 per Songa share up to a maximum of NOK 125,000 per shareholder in lieu of some or all of the consideration such shareholder would otherwise be entitled to receive in the Offer.

In connection with the acquisition, shareholders at our extraordinary general meeting, on January 16, 2018, were requested to consider the following: (1) the issuance of up to 68.6 million of our shares, (2) an amendment of our articles of association to create additional authorized share capital, (3) election of one new director to our board of directors and (4) issuance of consideration shares of our authorized share capital and our shares issuable upon exchange of the Exchangeable Bonds.  On January 18, 2018, we announced that shareholders at our extraordinary general meeting approved all proposals related to the Songa acquisition.

On January 30, 2018, we completed the acquisition of an approximate 97.7 percent ownership interest in Songa, and we issued 66.9 million shares with an aggregate market value of USD 735 million, equivalent to USD 10.99 per share, estimated based on the market value of our shares on the date of issuance to shareholders of Songa as partial consideration for the acquired Songa shares.  Additionally, we made an aggregate cash payment of less than USD 1 million to Songa shareholders that elected to receive a cash payment.

Transocean Inc. also issued an aggregate principal amount of USD 854 million of the Exchangeable Bonds as partial consideration for the acquisition of the acquired Songa shares and partial settlement of certain Songa indebtedness.  Transocean Inc. is the issuer of the Exchangeable Bonds, which are fully and unconditionally guaranteed by us.  Holders of the Exchangeable Bonds may convert the notes into our shares under certain circumstances at a rate of 97.29756 shares per USD 1,000 note, equivalent to a conversion price of USD 10.28 per share, subject to adjustment due to the occurrence of certain events.

By March 31, 2018, we expect to complete the acquisition of the remaining shares not owned by us through a compulsory acquisition, which is available to us under Cyprus law.  In connection with the compulsory acquisition, we expect to issue 1.6 million shares and Transocean Inc. is expected to issue an aggregate principal amount of USD 13 million of the Exchangeable Bonds as consideration for the remaining Songa shares.

Significant shareholders—Subsequent to December 31, 2017, in connection with the Songa acquisition, we issued our shares to Songa shareholders as partial consideration for their shares.  As of January 31, 2018, as a result of the transaction,  Frederick W. Mohn, a newly elected member of our board of directors held, directly and indirectly through Perestroika AS, 31.1 million shares,  which represented approximately 6.74% of our issued capital, based on our 461.7 million total shares issued as of such date.

TRANSOCEAN LTD.

PROPOSED APPROPRIATION OF THE ACCUMULATED LOSS

The board of directors proposes that shareholders at the annual general meeting in 2018 approve the following appropriation (in thousands):

	December 31,
	2017		2016
Balance brought forward from previous years	chf	(4,997,032)	chf	(8,682,993)
Reduction of par value		—		3,750,000
Net loss for the year		(468,002)		(64,039)
Total accumulated loss		(5,465,034)		(4,997,032)
Balance to be carried forward on this account	chf	(5,465,034)	chf	(4,997,032)

Under Swiss law, the appropriation of available earnings or accumulated loss, as the case may be, as set forth in the Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.  The accumulated loss subject to the vote of the Company’s shareholders at the 2018 Annual General Meeting is the accumulated loss of Transocean Ltd., on a standalone basis.

Proposed Release of Statutory Capital Reserves from Capital Contribution to Free Capital Reserves from Capital Contribution (in thousands)

Statutory capital reserves from capital contribution, as of December 31, 2017	chf	11,403,842
Less release to free capital reserves from capital contribution		1,500,000
Remaining statutory capital reserves from capital contribution	chf	9,903,842

The Board of Directors proposes that (1) the accumulated loss of the Company be carried forward and (2) CHF 1,500,000,000 of statutory capital reserves from capital contribution be released and allocated to free capital reserves from capital contribution.